EXHIBIT 5.1



                                                              August 7, 2001



MacroChem Corporation
110 Hartwell Avenue
Lexington, Massachusetts 02421-3134

         Re:  Registration Statement on Form S-3
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Ladies and Gentlemen:

     This opinion is furnished to you in connection with a registration statement on Form S-3 (the "Registration Statement"), filed today with the Securities and Exchange Commission under the Securities Act of 1933, as amended, for the registration of shares of Common Stock, $.01 par value (the "Common Stock"), of MacroChem Corporation, a Delaware corporation (the "Company"), comprising (i) 1,566,047 shares of the Company's Common Stock (the "Issued Shares"), $.01 par value; and (ii) up to 231,481 shares of Common Stock issuable upon the exercise of Warrant No. 2001-1 originally issued to Pine Ridge Financial Ltd. to purchase shares of Common Stock, up to 10,185 shares of Common Stock issuable upon the exercise of Warrant No. 2001-2 originally issued to Narragansett I, LP to purchase shares of Common Stock, up to 20,679 shares of Common Stock issuable upon the exercise of Warrant No. 2001-3 originally issued to Narragansett Offshore Ltd. to purchase shares of Common Stock, up to 25,860 shares of Common Stock issuable upon the exercise of Warrant No. 2001-4 originally issued to SDS Merchant Fund, LP to purchase shares of Common Stock, up to 5,004 shares of Common Stock issuable upon the exercise of Warrant No. 2001-5 originally issued to DMG Legacy International Ltd. to purchase shares of Common Stock, and up to 20,000 shares of Common Stock issuable upon the exercise of Warrant No. 2001-6 originally issued to PAR Investment Partners, LP to purchase shares of Common Stock (collectively, the "Warrants"), plus an indeterminate number of additional shares of Common Stock issuable upon exercise of the Warrants as a result of antidilution provisions.

     The shares of Common Stock issuable upon exercise of the Warrants are referred to herein as the "Warrant Shares" The Warrant Shares, together with the Issued Shares, are referred to collectively as the "Registrable Shares."

     The Company originally sold the Issued Shares and the Warrants pursuant to the Securities Purchase Agreement dated July 12, 2001 (the "Securities Purchase Agreement"), among the Company, Pine Ridge Financial Ltd., Narragansett I, LP, Narragansett Offshore Ltd., SDS Merchant Fund, LP, DMG Legacy International Ltd., and PAR Investment Partners, LP. We understand the Registrable Shares are being registered to permit the resale of such Common Stock by the holders thereof from time to time after the effective date of the Registration Statement.
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     We have acted as counsel for the Company in connection with its issuance and sale of the Issued Shares and Warrants. For purposes of this opinion, we have examined and relied upon such documents, records, certificates, and other instruments as we have deemed necessary. We have assumed that no issuance of the shares issuable upon exercise of the Warrants will result in the issuance by the Company of shares in excess of its authorized Common Stock and that the price received by the Company for such shares will not be less than the par value thereof.

     We express no opinion as to the applicability of, compliance with, or effect of federal law or the law of any jurisdiction other than the General Corporation Law of the State of Delaware.

     Based on the foregoing, we are of the opinion that:

     1. The Issued Shares are duly authorized, validly issued, fully paid, and non-assessable.

     2. The Warrant Shares have been duly authorized, and when issued out of the Company's duly authorized Common Stock upon exercise of, and pursuant to the provisions of, the Warrants and the Company has received the consideration therefor in accordance with the terms of the Warrants, the Warrant Shares will be validly issued, fully paid, and non-assessable.

     We hereby consent to your filing this opinion as an exhibit to the Registration Statement and to the use of our name therein and in the related prospectus under the caption "Legal Opinion."

     It is understood that this opinion is to be used only in connection with the offer and sale of the Registrable Shares while the Registration Statement is in effect.



                                                              Very truly yours,



                                                              /s/ Ropes & Gray
                                                              ----------------
                                                              Ropes & Gray


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